UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2017

PAREXEL International Corporation

(Exact name of Registrant as Specified in its Charter)

Massachusetts	0-21244	04-2776269
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

195 West Street, Waltham, Massachusetts	02451
(Addresses of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 487-9900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 19, 2017, PAREXEL International Corporation, a Massachusetts corporation (the “Company” or “PAREXEL”), West Street Parent, LLC, a Delaware limited liability company (“Parent”), and West Street Merger Sub, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a subsidiary of Parent (the “Merger”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Company Shares”) issued and outstanding immediately prior to the effective time of the Merger (other than (i) Company Shares owned directly by the Company as treasury stock or owned by Parent or Merger Sub (or any of their respective affiliates) and (ii) Company Shares that are held by holders who have not voted such shares in favor of the Merger Agreement and who are entitled to appraisal rights and have properly exercised such rights in accordance with Massachusetts law) will be automatically cancelled and converted into the right to receive $88.10 in cash, without interest (the “Merger Consideration”).

Consummation of the Merger is subject to customary conditions, including conditions relating (i) to the adoption of the Merger Agreement by the holders of a majority of the outstanding Company Shares entitled to vote on the Merger at a duly convened meeting (the “Shareholder Approval”) and (ii) to the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as receipt of regulatory approvals in certain foreign jurisdictions. The obligation of each party to consummate the Merger is also conditioned upon, among other things, the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the other party having performed in all material respects its obligations under the Merger Agreement and, in the case of Parent, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement).

The Merger Agreement contains customary representations and warranties of the Company, Parent and Merger Sub. Additionally, the Merger Agreement contains customary pre-closing covenants, including covenants requiring (i) each party to use reasonable best efforts to cause the consummation of the transactions contemplated by the Merger Agreement, (ii) the Company to conduct its business in the ordinary course consistent with past practice and (iii) the Company to refrain from taking certain actions prior to the consummation of the Merger without Parent’s consent. In addition, the Merger Agreement requires that the Company refrain from soliciting, initiating, knowingly facilitating or knowingly encouraging proposals relating to alternative transactions or, subject to certain exceptions, knowingly engaging in, continuing or otherwise participating in any discussions or negotiations concerning or providing information in connection with alternative transactions and, subject to certain exceptions, that the Company recommend that the Company’s shareholders adopt the Merger Agreement.

Prior to obtaining the Shareholder Approval, the Company’s board of directors may, among other things, (i) withdraw, amend or modify its recommendation that the Company’s shareholders adopt the Merger Agreement or (ii) approve, endorse or enter into any Superior Proposal (as defined in the Merger Agreement), or terminate the Merger Agreement to enter into an agreement regarding a Superior Proposal (as defined in the Merger Agreement) substantially concurrently with such termination, subject to complying with notice and other requirements, including giving Parent the opportunity to propose revisions to the terms of the transactions contemplated by the Merger Agreement and the payment of the Company Termination Fee (as defined below) substantially concurrently with such termination.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to specified limitations, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of $138 million under specified conditions where the Company terminates the Merger Agreement in connection with its entry into a Superior Proposal.

The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $276 million (the “Parent Termination Fee”) upon the termination of the Merger Agreement by the Company under specified conditions. Pamplona Investment Partners I, L.P. has entered into a limited guarantee with the Company to guarantee Parent’s obligation to pay the Company the Parent Termination Fee and make certain other specified payments to the Company, subject to the terms and conditions set forth in the limited guarantee.

In addition to the foregoing termination rights, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by March 19, 2018.

Parent has obtained equity and debt financing commitments to fund (together with cash on hand of Parent) the Merger Consideration pursuant to a commitment letter entered into on June 19, 2017, between Parent and Pamplona Investment Partners I, L.P. and a debt commitment letter between Parent and each of Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A. The Merger Agreement requires Parent to use its reasonable best efforts to obtain the financing on the terms and conditions described in those commitments. However, the Merger Agreement does not contain a financing condition.

The foregoing summary description of the Merger Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the parties thereto or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Indemnification Agreements

On June 19, 2017, the Company entered into indemnification agreements with each of its directors and executive officers (the “Indemnification Agreements”). The Indemnification Agreements require, among other matters, that the Company indemnify its directors and executive officers to the fullest extent permitted by law and advance to the directors and executive officers certain expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The indemnification and advancement of expenses provided by these Indemnification Agreements are not deemed exclusive of any other rights that the directors or executive officers may have under the Company’s certificate of incorporation, by-laws or applicable law. The foregoing summary is qualified in its entirety by reference to the form of the Indemnification Agreements, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated into this Current Report on Form 8-K by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 19, 2017, the Board determined that it was in the best interests of the Company and its Shareholders to adopt, and did adopt, a by-law amendment (the “By-law Amendment”), effective immediately, entitled “Forum for Adjudication of Disputes.” Pursuant to Massachusetts General Laws Chapter 156D, Section 10.20, the By-law Amendment designates Business Litigation Session of the Superior Court of Suffolk County, Massachusetts (or, if and only if the Business Litigation Session of the Superior Court of Suffolk County, Massachusetts lacks jurisdiction, another Massachusetts state court located in Suffolk Country, or, if and only if all such state courts lack jurisdiction, the federal district court for the District of Massachusetts, Eastern Division, or, if and only if the federal district court for the District of Massachusetts, Eastern Division, or, if and only if the federal district court for the District of Massachusetts, Eastern Division is an inappropriate division, then another division of the federal district court for the District of Massachusetts) as the sole and exclusive forum, unless the Company consents in writing to the selection of an alternative forum, for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of, or a claim based on, breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder (including a beneficial owner of stock) of the Company, (iii) any action asserting a claim against the Company or any current or former director, officer, employee or stockholder (including a beneficial owner of stock) of the corporation arising pursuant to any provision of the Massachusetts Business Corporation Act or the corporation’s Articles of Organization or Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim against the Company or any current or former director, officer, employee or stockholder (including a beneficial owner of stock) of the Company governed by the internal affairs doctrine. A copy of the By-law Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On June 20, 2017, the Company and Parent issued a joint press release announcing they had entered into the Merger Agreement. A copy of such joint press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Cautionary Statement Regarding Forward Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to West Street Parent, LLC (“West Street Parent”) or PAREXEL International Corporation (“Parexel”), the management of either such company or the proposed transaction between West Street Parent and Parexel, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. West Street Parent and Parexel undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmaceutical industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents Parexel has filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) West Street Parent and Parexel may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) the transaction may divert management’s attention from Parexel’s ongoing business operations; (4) the proposed transaction may involve unexpected costs; (5) the business may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with customers or retaining key employees; (6) the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; or (7) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by Parexel. Neither West Street Parent nor Parexel gives any assurance that either West Street Parent or Parexel will achieve its expectations.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Parexel described in the “Risk Factors” section of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Parexel from time to time with the SEC. All forward-looking statements included in this document are based upon information available to West Street Parent and Parexel on the date hereof, and neither West Street Parent nor Parexel assumes any obligation to update or revise any such forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This document relates to a proposed transaction between Parexel and West Street Parent, which will become the subject of a proxy statement to be filed with the SEC by Parexel, and may be deemed to be solicitation material in respect of the proposed transaction. This document is not a substitute for the proxy statement that Parexel will file with the SEC or any other documents that Parexel may file with the SEC or send to shareholders in connection with the proposed transaction. Before making any voting decision, investors and security holders are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

Investors and security holders will be able to obtain free copies of proxy statement and all other relevant documents filed or that will be filed with the SEC by Parexel through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement, once it is filed, from Parexel by accessing Parexel’s website at www.parexel.com or upon written request to PAREXEL International Corp., Office of the Secretary, 195 West Street, Waltham, Massachusetts 02451.

Participants in Solicitation

West Street Parent, Parexel and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Parexel’s shareholders in connection with the proposed transaction. Information regarding Parexel’s directors and executive officers is contained in the proxy statement for Parexel’s 2016 Annual Meeting of Shareholders, which was filed with the SEC on October 26, 2016. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Parexel’s website at www.parexel.com. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of June 19, 2017, among PAREXEL International Corporation, West Street Parent, LLC and West Street Merger Sub, Inc.

3.1	Amendment to Second Amended and Restated By-laws of PAREXEL International Corporation.

10.1	Form of Director Indemnification Agreement.

99.1	Press Release, dated June 20, 2017, issued by West Street Parent, LLC and PAREXEL International Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 20, 2017

PAREXEL International Corporation

By:	/s/ Josef H. von Rickenbach
Name: Josef H. von Rickenbach
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of June 19, 2017, among PAREXEL International Corporation, West Street Parent, LLC and West Street Merger Sub, Inc.

3.1	Amendment to Second Amended and Restated By-laws of PAREXEL International Corporation.

10.1	Form of Director Indemnification Agreement.

99.1	Press Release, dated June 20, 2017, issued by West Street Parent, LLC and PAREXEL International Corporation.